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                       AMENDMENT TO SUBADVISORY AGREEMENT

       WHEREAS, Markston International, LLC is a party to an investment subadvisory agreement with Mainstay Management Inc. ("MainStay Management"), on behalf of the MainStay MAP Equity Fund series of The Mainstay Funds, dated June 1, 1999 (the "Agreement");

       WHEREAS, Mainstay Management has converted from a corporation to a limited liability company under Delaware law;

       WHEREAS, the Board of Trustees of The Mainstay Funds at its meeting on September 13, 1999 approved an amendment to the Agreement to reflect the conversion of MainStay Management to a limited liability company; and

       NOW THEREFORE, the parties hereby agree as follows:

       Effective as of October 1, 1999, the Agreement is hereby amended to delete each reference to MainStay Management in its entirety and replace it with Mainstay Management LLC.

       IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their duly authorized officers and attested as of the 1st day of October, 1999.


                                    MainStay Management LLC



                                    By:
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Attest


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Title                               Title

                                    Markston International, LLC



                                    By:
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Attest


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Title                               Title